PINNACLE ACCOUNTANCY GROUP OF UTAH

(A DBA OF HEATON & COMPANY, PLLC)

July 15, 2021

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549-7561

Re: Start Scientific, Inc.

Dear Madame or Sir

On July 15, 2021, our appointment as auditor for Start Scientific, Inc. ceased. We have read Start Scientific, Inc.’s statement included under Item 4.01 of its Form 8-K dated July 15, 2021, and agree with such statements, insofar as they apply to us.

Very truly yours,

/s/ Pinnacle Accountancy Group of Utah

Pinnacle Accountancy Group of Utah

Registered with the Public Company Accounting Oversight Board